Exhibit 2.1

SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

SECOND AMENDMENT, dated as of January 12, 2012 (this “Amendment”), to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of August 4, 2008, as amended by the First Amendment on October 21, 2008 (the “First Amendment”), by and among Blyth, Inc., a Delaware corporation (“Parent”), Blyth VSH Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (the “Buyer”), ViSalus Holdings, LLC, a Delaware limited liability company (the “Company”), and all of the members of the Company, each of whose names are listed on Exhibit A to the Purchase Agreement (each, individually, a “Seller” and, collectively, the “Sellers”).

W I T N E S S E T H

WHEREAS, the Parent, the Buyer, the Company and Sellers have agreed to amend certain provisions of the Purchase Agreement, in the manner, and on the terms and conditions, provided for herein; and

WHEREAS, pursuant to Section 13.6 of the Purchase Agreement, any amendment, modification or waiver must be effected by a written instrument signed by the parties to the Purchase Agreement (the “Parties”) or, in the case of a waiver, by the party waiving compliance.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Amendments to Section 2.1.

(a) Section 2.1(c) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(c)   Upon the terms and subject to the conditions of this Agreement, at the Initial Third Closing (as defined below):  (i) each Seller listed on Schedule 2.1(c)(i) shall, severally and not jointly, sell, transfer, assign and convey to Buyer his or its Interest set forth on Schedule 2.1(c)(i) hereto; and (ii) Buyer shall purchase, acquire and accept all of the Interests set forth on Schedule 2.1(c)(i) hereto (collectively, the “Initial Third Purchase Interests”), for the Initial Third Purchase Price (as defined below).”

(b) Section 2.1 of the Purchase Agreement hereby is amended by adding the following new subsections (d) and (e):

“(d)           Upon the terms and subject to the conditions of this Agreement, at the Interim Third Closing (as defined below):  (i) the Seller listed on Schedule 2.1(c)(ii) shall sell, transfer, assign and convey to Buyer his Interests set forth on Schedule 2.1(c)(ii) hereto; and (ii) Buyer shall purchase, acquire and accept all of the Interests set forth on Schedule 2.1(c)(ii) hereto (collectively, the “Interim Third Purchase Interests”), for the Interim Third Purchase Price (as defined below).

(e)           Upon the terms and subject to the conditions of this Agreement, at the Third Closing (as defined below):  (i) Buyer shall pay to the Company, for the benefit of the Incentive Holders, the aggregate amount payable to the Incentive Holders at the Third Closing, calculated as set forth on Schedule 2.1(c)(iii) (the “Third Purchase Incentive Payment”); (ii) subject to receipt of an acknowledgement, in a form reasonably satisfactory to the Buyer, from the Incentive Holders of the receipt of such payment and the partial extinguishment of the obligations of the Company under the Equity Plan, as soon as practicable after the Third Closing, the Company shall pay the Third Purchase Incentive Payment to the Incentive Holders and (iii) (A) to the extent that the Third Purchase Price True-Up Amount indicates a shortfall in the payments of the Initial Third Purchase Price and Interim Third Purchase Price, Buyer shall pay to the Sellers listed on Schedules 2.1(c)(i) and 2.1(c)(ii) the aggregate amount of the Third Purchase Price True-Up Amount, which amount shall be allocated among the Sellers set forth on Schedules 2.1(c)(i) and 2.1(c)(ii) hereto in accordance with their respective Percentage Interests or (B) to the extent that the Third Purchase Price True-Up Amount indicates an excess in the payments of the Initial Third Purchase Price and Interim Third Purchase Price, each Seller listed on Schedules 2.1(c)(i) and 2.1(c)(ii) shall pay to the Buyer such Seller’s pro rata share, determined in accordance with each Seller’s respective Percentage Interests, of the Third Purchase Price True-Up Amount.”

(c) Section 2.1 of the Purchase Agreement hereby is amended by relabeling subsection (d) as subsection (f).

(d) Section 2.1(e) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(g)   It is understood and agreed that the Buyer may assign all or any portion of its rights and obligations with respect to the purchase of the Initial Purchase Interests, Second Purchase Interests, Initial Third Purchase Interests, Interim Third Purchase Interests or Fourth Purchase Interests to one or more Affiliates upon prior written notice to, and with the consent (which consent shall not be unreasonably withheld) of the Principal Sellers, and subject to the execution and delivery by such Person(s) of a joinder agreement to this Agreement in form and substance reasonably satisfactory to Principal Sellers (as defined below) and the Buyer.”

3. Amendments to Section 2.2.

(a) Section 2.2 of the Purchase Agreement hereby is amended by amending and restating subsection (c) to read in its entirety as follows and inserting new subsection (d) below:

“(c)           The aggregate purchase price (the “Initial Third Purchase Price”) for all of the Sellers’ Interests as set forth on Schedule 2.1(c)(i) hereto shall be an amount equal to $34,609,074 (as the same may be adjusted in accordance with Section 2.5(b)), which amount shall be allocated among the Sellers set forth on Schedule 2.1(c)(i) hereto in accordance with their respective Percentage Interests; provided, however that $14,628,026 of the Initial Third Purchase Price payable to the Founders shall be paid in the form of 340,662 shares of common stock, par value $0.02, of Parent (“Parent Stock”) that are subject to the restrictions set forth in Section 13.20, which shares shall be allocated among the Founders set forth on Schedule 2.1(c)(i) as follows: 143,926 shares of Parent Stock to Ryan Blair, 110,381 shares of Parent Stock to Nick Sarnicola and 86,355 shares of Parent Stock to Blake Mallen.

(d)           The aggregate purchase price (the “Interim Third Purchase Price”) for all of the Seller’s Interests as set forth on Schedule 2.1(c)(ii) hereto shall be an amount equal to $2,518,850 (as the same may be adjusted in accordance with Section 2.5(b)).”

(b) Section 2.2 of the Purchase Agreement hereby is amended by relabeling subsection (d) as subsection (e).

4. Amendments to Section 2.5.

(a) Section 2.5(b) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(b)  No later than ten (10) business days following issuance of the audited financial statements of the Company for Fiscal 2009, Fiscal 2010, Fiscal 2011 and Fiscal 2012, as applicable, the Company shall deliver a copy thereof to the Buyer and the Sellers’ Representative, together with a certificate of the Chief Financial Officer of the Company, which certificate shall set forth the Company’s calculation of the 2009 EBITDA, 2010 EBITDA, 2011 EBITDA or 2012 EBITDA, as applicable, and, simultaneously with the delivery of the 2011 EBITDA, a calculation of the amount of any excess or shortfall with respect to the (i) sum of the Initial Third Purchase Price and the Interim Third Purchase Price and (ii) the Final Third Purchase Price (such excess or shortfall, the “Third Purchase Price True-Up Amount”).  Time is of the essence with respect to the delivery of such certificate.”

(b) Section 2.5(c) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(c)  If the Buyer or the Sellers’ Representative shall disagree with such determination of the 2009 EBITDA, 2010 EBITDA, 2011 EBITDA, 2012 EBITDA or the Third Purchase Price True Up Amount, as applicable, the disagreeing party shall notify the other party on or before the date which is thirty (30) days after the date on which the Company delivers to the Buyer and the Sellers’ Representative such statement of the Company’s 2009 EBITDA, 2010 EBITDA, 2011 EBITDA. 2012 EBITDA or the Third Purchase Price True Up Amount, as applicable.  Buyer and the Sellers’ Representative shall attempt in good faith to resolve any such disagreements.  If Buyer and the Sellers’ Representative are unable to resolve all such disagreements on or before the date which is fifteen (15) days after notification by the disagreeing party of any such disagreements, the Sellers’ Representative and Buyer shall retain a nationally or regionally recognized independent public accounting firm not engaged by either the Company, Buyer or Parent at such time upon whom the Sellers’ Representative and Buyer shall mutually agree (such accounting firm being referred to as the “Final Accounting Firm”), to resolve all such disagreements.  If Buyer and the Sellers’ Representative are unable to agree on the choice of an accounting firm, then Buyer and the Sellers’ Representative shall select a nationally or regionally recognized accounting firm by lot (after each submits a list of five names, excluding their respective regular outside accounting firms), which firm shall be the “Final Accounting Firm.”  The Final Accounting Firm shall adjudicate only those items still in dispute with respect to the calculation of the 2009 EBITDA, 2010 EBITDA, 2011 EBITDA, 2012 EBITDA or the Third Purchase Price True Up Amount, as applicable.  The determination by the Final Accounting Firm shall be binding and conclusive on both the Sellers and Buyer.”

     5. Amendments to Section 3.2.  Section 3.2 of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“Section 3.2                      Subsequent Closings.  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 11.2 hereof, and subject to the provisions of Article X, the Closing(s) of the purchase and sale of the Second Purchase Interests (the “Second Closing”), Initial Third Purchase Interests (the “Initial Third Closing”), Interim Third Purchase Interests (the “Interim Third Closing”) and Fourth Purchase Interests (the “Fourth Closing”) and payment of the Third Purchase Incentive Payment and Third Purchase Price True-Up Amount (if any) (the “Third Closing”) (each a “Subsequent Closing” and collectively the “Subsequent Closings”) shall take place at the offices of Finn Dixon & Herling LLP, 177 Broad Street, 15th Floor, Stamford, Connecticut 06901, on the second business day following the satisfaction or waiver, if applicable, of the conditions thereto set forth in Article X (or as soon as practicable thereafter following satisfaction or waiver of such conditions), or at such other place, time and date as the Buyer and the Sellers’ Representative may mutually agree; provided, however, that the Interim Third Closing shall not take place sooner than February 8, 2012.  Buyer shall advise the Sellers’ Representative of the satisfaction or waiver, if applicable, of the conditions to the purchase and sale of the Interests set forth in Article X as soon as practicable following such satisfaction or waiver.”

6. Amendments to Section 5.1.  Section 5.1 of the Purchase Agreement is hereby amended by adding the following as a new sentence at the end thereof:

“Except as set forth in the Company’s Fundamental Documents, each Seller also represents and warrants that such Seller’s Interests are not subject to any voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, proxies or other similar agreements or commitments.”

7. Amendments to Section 7.1.  Section 7.1 of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“Section 7.1                      Pre-Closing Conduct of Business of the Company.  During the period from the date of this Agreement to the Initial Closing Date and to each Subsequent Closing Date, as applicable, the Company agrees to conduct, and Sellers agree to cause the Company to conduct, its operations and business in the ordinary course of business.  Notwithstanding the immediately preceding sentence, pending the Initial Closing Date, and each Subsequent Closing Date, as applicable, and except as may be first approved by Buyer or as is otherwise permitted or required by this Agreement, the Company agrees not to, and the Sellers agree to cause the Company not to, take any of the actions listed in Section 4.27; provided, however, that the Company may issue Interests in an amount up to three percent (3%) of the issued and outstanding Interests to John Purdy, President and Chief Operating Officer of the Company.”

8. Amendments to Section 7.21.  Section 7.21 of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“Section 7.21                                Payment of Incentive Payments.  As soon as practicable after the Second Closing, the Third Closing and the Fourth Closing, as the case may be, the Company shall pay the Second Purchase Incentive Payment, the Third Purchase Incentive Payment and the Fourth Purchase Incentive Payment, as applicable, to the Incentive Holders.  If and to the extent that the Third Closing EBITDA is reduced by reason of the payment of the Second Purchase Incentive Payment to the Incentive Holders, the Third Closing EBITDA shall be increased by the amount of such reduction.  Similarly, if and to the extent that the EBITDA that is used for purposes of determining the Fourth Purchase Price is reduced by reason of the payment of the Third Purchase Incentive Payment to the Incentive Holders, such EBITDA shall be increased by the amount of such reduction.”

9. Amendments to Section 10.1.

(a) Section 10.1(a) of the Purchase Agreement hereby is amended by amending and restating subsection (ii) to read in its entirety as follows and inserting a new subsection (iii) below:

“(ii)           in the case of the Initial Third Closing and the Interim Third Closing, the Company shall have delivered to the Buyer and the Sellers’ Representative a certificate of the Chief Financial Officer of the Company, which certificate shall set forth the Company’s calculation of the Estimated 2011 EBITDA and the amount of the Initial Third Purchase Price and the Interim Third Purchase Price;

(iii)           in the case of the Third Closing, each of the Third Closing EBITDA and the Third Purchase Price True-Up Amount shall have been finally determined as provided in Section 2.5; and”

(b) Section 10.1(a) of the Purchase Agreement hereby is amended by relabeling subsection (iii) as subsection (iv).

(c) Section 10.1(b) of the Purchase Agreement hereby is amended by adding the following new subsection (ii):

“(ii)           in the case of each of the Initial Third Closing and the Interim Third Closing, the Estimated Third Closing EBITDA shall be not less than $6,302,400;”

(d) Section 10.1(b) of the Purchase Agreement hereby is amended by relabeling current subsection (ii) as subsection (iii) and current subsection (iii) as subsection (iv).

(e) Section 10.2(d) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(d)           the Buyer shall have tendered to Sellers the Second Purchase Price, Initial Third Purchase Price, Interim Third Purchase Price or Fourth Purchase Price, as applicable; and”

10. Amendments to Section 12.1(e).  Section 12.1(e) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(e)           Right of Offset Against Subsequent Purchase Price.  Any amounts required to be paid by the Sellers to the Buyer Indemnitees pursuant to Section 12.1 may be offset by the Buyer against the Second Purchase Price, Initial Third Purchase Price, Interim Third Purchase Price or Fourth Purchase Price, as applicable.”

11. Amendments to Section 13.1.

(a) Section 13.1(n) of the Purchase Agreement hereby is amended and restated to read in its entirety as follows:

“(n)           “EBITDA” subject to the provisions of Section 7.21, means, with respect to the Company and its Subsidiaries for any fiscal year ending on the date of computation thereof, the sum of, without duplication, (i) Net Income, (ii) Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, and excluding (x) any increase or decrease to Net Income as a result of the change in the investment value, or earnings or losses, of Solution X Global, LLC and (y) any compensation expense resulting from issuances of Interests to John Purdy as permitted in Section 7.1, all as determined in accordance with GAAP.”

(b) Section 13.1 of the Purchase Agreement hereby is amended to add the following subsections (o), (r), (s), (ww), (xx), (yy) and (zz) and redesignate the remaining subsections accordingly:

“(o)           “Effective Date” means the date on which a Registration Statement is declared or becomes effective under the Securities Act.”

“(r)           “Estimated 2011 EBITDA” shall mean the estimated EBITDA of the Company on a consolidated basis for Fiscal 2011 estimated by the Company as of the date of the Initial Third Closing based upon the unaudited consolidated financial statements of the Company for Fiscal 2011.”

“(s)           “Final Third Purchase Price” shall mean an amount equal to the difference between (i) the product of (A) fifteen percent (15%) times (B) the Applicable Multiple times (C) the Third Closing EBITDA (which will in no event be less than zero) and (ii) the Third Purchase Incentive Payment.”

“(ww)           “Registrable Securities” means the shares of Parent Stock issued to the Founders pursuant to this Agreement, as amended (including any equity securities issued or issuable with respect to the shares of Parent Stock issued to the Founders pursuant to this Agreement as a result of any stock split, stock dividend, recapitalization, exchange, merger, reorganization or similar event or otherwise; provided, however, that Registrable Securities shall not include any such shares (i) which have been disposed of pursuant to an effective registration statement under the Securities Act, (ii) which have been sold or otherwise transferred in a transaction in which the rights under the provisions of this Agreement have not been assigned, or (iii) which have been sold under Rule 144.”

“(xx)           “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.”

“(yy)           “Registration Statement” means a registration statement or registration statements of the Parent filed under the Securities Act covering the Registrable Securities.”

“(zz)           “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.”

(c) Article XIII of the Purchase Agreement hereby is amended to add the following Section 13.20:

“Section 13.20                                           Issuance of Parent Stock.

(a)       Representations and Warranties of the Founders.  In connection with the acquisition of the Parent Stock by the Founders, each Founder, severally and not jointly, represents and warrants to Parent that:

(i)       Such Founder understands that the Parent Stock has not been, and will not upon issuance be, registered under the Securities Act, and that any certificates evidencing the Parent Stock shall bear a legend to that effect.

(ii)       Such Founder is acquiring the Parent Stock for its own account for investment purposes only and not with a view toward distribution thereof in violation of the Securities Act.

(iii)       By reason of the business and financial experience of such Founder, such Founder has the capacity to protect its own interests in connection with the acquisition of the Parent Stock.  Such Founder is able to bear the economic risk of an investment in the Parent Stock and has an adequate income independent of any income produced from an investment in the Parent Stock and has sufficient net worth to sustain a loss of all of its investment in the Parent Stock without economic hardship if such a loss should occur.

(iv)       Such Founder is an individual who is an “accredited investor” within the meaning of Rule 501(a)(5) or (6) of Regulation D promulgated under the Securities Act.

(v)       Such Founder did not become aware of an opportunity to invest in the Parent Stock through any form of general solicitation or general advertising (within the meaning of Rule 506 of Regulation D of the Securities Act) or any other filings made by Parent with the SEC.

(vi)       Such Founder has received physical delivery of such documents, records and information which such Founder has requested, and has had an opportunity to ask questions of, and receive answers from, Parent’s officers, employees, agents, accountants, and representatives concerning Parent’s business, operations, financial condition, assets, liabilities, and all other matters it has deemed relevant to its investment in the Parent Stock.

 (b)       Transfer Restrictions.  Until the second (2nd) anniversary of the date of the Initial Third Closing (the “Restricted Period”), no shares of Parent Stock may be Transferred or disposed of in any way by the Founders, except by will or by the laws of descent and distribution or pursuant to the foreclosure of a pledge permitted under this Agreement (so long as the transferee agrees in writing in advance to become bound by the terms and conditions of this Section 13.20); provided, however, that the Founders shall be permitted to pledge the shares of Parent Stock held by them to a bank or other institutional lender that is not an affiliate of any Founder as part of a bona fide arms-length loan transaction; provided further, however, that any such pledged shares shall remain subject to the restrictions on transfer set forth in this Section 13.20(b), including, without limitation, after any foreclosure by any such bank or other lending institution.  For purposes of this Agreement, “Transfer” shall mean any voluntary or involuntary attempt to, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, mortgage, encumber or otherwise dispose of any Parent Stock, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take pledge of, any Parent Stock.

(c)       Prohibited Transfers.  If any purported Transfer is made or attempted contrary to the provisions of this Agreement, Parent shall have, in addition to any other legal or equitable remedies which it may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law).

(d)       Book Entry; Legend.  The Parent Stock shall be non-certificated shares represented by book-entry, and shall be issued by Parent in the respective Founders’ names.  The book-entry for such Parent Stock shall include a legend, substantially in the following form, evidencing the nature of the Parent Stock, and Parent may enter stop transfer instructions on the Parent Stock with Parent’s transfer agent and registrar against the Transfer of the Parent Stock until the end of the Restricted Period.

TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN AN AGREEMENT BETWEEN THE ISSUER AND THE NAMED HOLDER HEREOF.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.  SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SALE OR TRANSFER IS EFFECTIVE UNDER THE ACT, OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(d) Subject to the approval of the following amendment by the Board of Directors of the Parent, which approval shall be a condition precedent to the effectiveness of such amendment, Article XIII of the Purchase Agreement is hereby amended to add the following Section 13.21:

“Section 13.21                                           Registration of Parent Stock.

(a)       Demand Registration.  At any time after the expiration of the Restricted Period, the Sellers Representative may, on one occasion only, request registration under the Securities Act of the Registrable Securities held by him; provided, however, that no such registration request shall be permitted to be made at any time when all Registrable Securities then held by and issuable to the Founders may be sold under Rule 144 during any ninety (90) day period and the certificates evidencing such Registrable Securities bear no legends restricting the transfer thereof or may be issued or re-issued without such legends (and, to the extent such securities are issued in global form, bear an unrestricted CUSIP number or may be issued or re-issued bearing an unrestricted CUSIP number); provided further, however, that no such registration request shall be permitted to be made in connection with an underwritten offering in which the Registrable Securities would be sold to an underwriter or underwriters for reoffering to the public; and provided further, however, that no such registration request shall be permitted to be made at any time after the Parent has effected one (1) registration pursuant to this Section 13.21.  Within ten (10) days after receipt of such a registration request, the Parent shall give written notice of such requested registration to all other holders of Registrable Securities for whom the Parent has current contact information and shall include in such registration all such Registrable Securities with respect to which the Parent has received written requests for inclusion therein within twenty (20) days after the transmission of the Parent’s notice.  Within sixty (60) days after the receipt of such a request, the Parent shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Parent, then on (i) Form S-1 or (ii) such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities) (the “Registration Statement”) and thereafter shall use its reasonable best efforts to cause such Registration Statement to become effective.  The Founders’ request(s) for registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. As used in this Section 13.21, the term “Founders” shall mean and include only (i) each of the Founders that then holds Registrable Securities, (ii) any bank or other institutional lender to any Founder to which such Founder collaterally assigns its rights under this Section 13.21 that (w) then holds Registrable Securities and (x) agrees to become bound by the provisions of this Agreement in accordance with Section 13.21(k), and (iii) any transferee or assignee thereof to which any such bank or other institutional lender assigns its rights under this Agreement and that (y) then holds Registrable Securities and (z) agrees to become bound by the provisions of this Agreement in accordance with Section 13.21(k).

(b)       Sufficient Number of Shares Registered.  If the number of shares available under the Registration Statement filed pursuant to Section 13.21(a) is, or becomes, insufficient to cover all of the Registrable Securities required to be covered by the Registration Statement, the Parent shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the aggregate number of the Registrable Securities required to be registered hereunder as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as reasonably practicable.  The Parent shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.  For all purposes of this Agreement, such additional Registration Statement shall be deemed to be the Registration Statement required to be filed by the Parent pursuant to Section 13.21(a) of this Agreement, and the Parent and the Founders shall have the same rights and obligations with respect to such additional Registration Statement as they shall have with respect to the initial Registration Statement required to be filed by the Parent pursuant to Section 13.21(a).

(c)       Legal Counsel.  Subject to Section 13.21(g) hereof, the Founders shall have the right to select one legal counsel in connection with any offering pursuant to this Section 13.21 (“Legal Counsel”), which shall be Kirkland & Ellis LLP or such other counsel as hereafter designated by the Founders.  The Parent shall reasonably cooperate with Legal Counsel in performing the Parent’s obligations under this Agreement.

(d)       Related Obligations.  At such time as the Parent is obligated to file a Registration Statement with the SEC pursuant to this Agreement, the Parent will use its reasonable best efforts to effect the registration of the Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition thereof and the Parent shall have the following additional obligations:

(i)       The Parent shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 at all times from the Effective Date until the earlier of (i) the one-year anniversary of the Effective Date (which period shall be extended by the number of days during such period during which any Blackout Period (other than any Scheduled Earnings Blackout) continues) or (ii) the date on which the Founders shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  If the Registration Statement is no longer effective during the Registration Period, the Parent shall use its reasonable best efforts to cause a new Registration Statement to become effective pursuant to this Agreement as promptly as practicable.

(ii)       The Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Parent covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.  In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 13.21(d)) by reason of the Parent filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Parent shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Parent to amend or supplement the Registration Statement.

(iii)       The Parent shall permit Legal Counsel to review and comment upon (i) any Registration Statement prior to its filing with the SEC and (ii) all other Registration Statements, prospectuses, prospectus supplements and free-writing prospectuses, and all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) prior to their filing with the SEC.  To the extent not prohibited by applicable law, the Parent shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Parent or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement, prospectus, prospectus supplement and free-writing prospectus, and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.  The Parent shall reasonably cooperate with Legal Counsel in performing the Parent’s obligations pursuant to this Section 13.21(d).

(iv)       The Parent shall furnish, without charge, to each Founder selling Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such Founder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Founder.

(v)       The Parent shall use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities pursuant to a Registration Statement; provided, however, that the Parent shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 13.21(d)(v), (ii) subject itself to general taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction.

(vi)       The Parent shall notify Legal Counsel and each Founder in writing of the happening of any event, promptly after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to Legal Counsel and each Founder as Legal Counsel or such Founder may reasonably request.  The Parent shall also promptly notify Legal Counsel and each Founder in writing (i) when a prospectus or any prospectus supplement, free-writing prospectus or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Founder by email on the same day of such effectiveness and by overnight delivery), (ii) of the receipt of any comments from the SEC, or any request by the SEC for amendments or supplements, to a Registration Statement or related prospectus or related information, and (iii) of the Parent’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(vii)                  The Parent shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension promptly and to promptly notify Legal Counsel and each Founder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(viii)         The Parent shall cooperate with the Founders who hold Registrable Securities being offered and facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such name as the Founders may request.

(ix)       The Parent shall use reasonable best efforts to procure the cooperation of the Parent’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by any Founder.

(x)       The Parent shall otherwise use its best efforts to comply (and continue to comply) with all applicable rules and regulations of the SEC.

(xi)       Within one (1) Business Day after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Parent shall deliver or shall cause legal counsel for the Parent to deliver to the Parent’s transfer agent confirmation that such Registration Statement has been declared effective by the SEC.

(xii)                  The Parent shall cause all Registrable Securities included in a Registration Statement to be listed on each securities exchange on which similar securities issued by the Parent are then listed.

     (e)                  Obligations of Founders.

(i)        At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Parent shall notify each Founder in writing of the information the Parent reasonably requires from each such Founder in order to have such Founder’s Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Parent to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Founder that such Founder shall furnish to the Parent such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Parent may reasonably request.

(ii)       Each Founder, by such Founder’s acceptance of the Registrable Securities, agrees to cooperate with the Parent as reasonably requested by the Parent in connection with the preparation and filing of any Registration Statement hereunder, unless such Founder no longer holds any Registrable Securities.

(iii)       Each Founder agrees that, upon receipt of any notice from the Parent of the happening of any event of the kind described in the first sentence of Section 13.21(d)(vi) or in Section 13.21(d)(vii), such Founder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Founder’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of Section 13.21(d)(vi) or by Section 13.21(d)(vii) or receipt of notice that no supplement or amendment is required and, if so directed by the Parent, such Founder shall deliver to the Parent, or destroy all copies in such Founder’s possession, any prospectus covering such Registrable Securities current at the time of receipt of such notice.  Notwithstanding anything to the contrary contained herein, if the Founder has sold any Registrable Securities prior to the Founder’s receipt of a notice from the Parent of the happening of any event of the kind described in the first sentence of Section 13.21(d)(vi) or in Section 13.21(d)(vii) but has not yet settled such sale prior to the receipt of any such notice, the Parent shall cause its transfer agent to deliver an unlegended certificate(s) representing the shares of Common Stock to be transferred to the applicable transferee(s) in accordance with the terms of the Securities Purchase Agreement.

(f)       Suspension of Registration Rights.

(i)       Notwithstanding anything to the contrary herein:

(A)               during any earnings blackout period in effect pursuant to a policy established by the Parent’s Board of Directors or a designated committee thereof (including, without limitation, the Parent’s current earnings blackout policy) (a “Scheduled Earnings Blackout”), unless the Parent provides the Founders notice that a Black Out Period (as defined below) with respect to a Scheduled Earnings Blackout will not be in effect, or

(B)               if the Parent shall at any time deliver to the Founders a certificate signed by any of its authorized officers (a “Suspension Notice”) stating that:

(1)           the Parent has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Parent’s Board of Directors, after consultation with its outside counsel, materially and adversely affect the Parent or the prospects for consummation of such material transaction; or

(2)           the Parent’s Board of Directors has made the good faith determination after consultation with counsel that (x) use or continued use of any proposed or effective Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, non-public information, (y) such premature disclosure would not be in the best interest of the Parent and (z) it is therefore necessary to defer the filing or to suspend the use of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the Founders to require the Parent to file any Registration Statement or, after the filing thereof, use any Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (each, a “Black Out Period”).  A Suspension Notice shall not disclose the specific material, non-public information with respect to any Black Out Period.

(ii)       Notwithstanding anything to the contrary in this Section 13.21(f), nothing in this Section 13.21(f) shall impose, and the Parent shall not impose, any Black Out Period, including any Scheduled Earnings Black Out, upon any Founder in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Parent may impose on transfers of the Parent’s equity securities by any of its directors and senior executive officers.

(iii)       During any Black Out Period, no Founder shall offer or sell any Registrable Securities pursuant to any Registration Statement (or the prospectus relating thereto) filed by the Parent.  Notwithstanding the foregoing, if the public announcement of such material, nonpublic information which necessitated an applicable Blackout Period is made during such Black Out Period, then such Black Out Period shall terminate without any further action of the parties and the Parent shall immediately notify the Founders of such termination.

(g)       Expenses of Registration.  The Parent shall bear all expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Parent in connection with registration, filing or qualification pursuant to this Agreement, and fees and disbursements of Legal Counsel (up to an aggregate of $25,000 for Legal Counsel).  In addition, the Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  For the avoidance of doubt, each Founder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers’ commissions and transfer taxes, and fees and expenses of Legal Counsel (in excess of $25,000 for Legal Counsel), in each case if any, relating to the sale or disposition of such Founder’s Registrable Securities.

(h)       Indemnification.  If any Registrable Securities are included in a Registration Statement under this Agreement:

(i)       The Parent shall indemnify and hold harmless each Founder, its officers, directors, employees, stockholders, partners and each person who controls such Founder within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel) to which such Founder, or such director, officer, employee stockholder, partner or control person, may become subject under the Securities Act, the Exchange Act or otherwise (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, together with the documents incorporated by reference therein, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Parent will reimburse any such Founder, or such director, officer, employee stockholder, partner or control person, for any legal or other expenses reasonably incurred by such Founder, or such director, officer, employee stockholder, partner or control person, in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Parent shall not be liable to any such Founder, or such director, officer, employee stockholder, partner or control person, in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Parent by or on behalf of such Founder specifically for use therein; provided, further, however, that the Parent shall not be liable to any such Founder with respect to any amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld).  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Founder and shall survive the transfer of Registrable Securities by a Founder.  Notwithstanding any of the foregoing to the contrary, the foregoing indemnity agreement shall not inure to the benefit of any Founder or underwriter, or any person controlling or claiming through such Founder or underwriter, from whom the person asserting any such Claim purchased shares in the offering (i) with respect to any preliminary prospectus, if a copy of the prospectus (as then amended or supplemented and previously provided by the Parent to the Founder) was not sent or given by or on behalf of such Founder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such Claim and (ii) with respect to any Registration Statement, preliminary, final or summary prospectus or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if any such document was used during a Black Out Period.

(ii) Each Founder selling Registrable Securities that are included in the securities as to which any registration under this Agreement is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 13.21(h)(i)) the Parent, its officers, directors and employees, each Person controlling the Parent within the meaning of the Securities Act and each of the other Founders for Claims insofar as such Claims arise out of are based upon any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Parent or its representatives by or on behalf of such Founder specifically for use therein, and each such Founder shall, severally and not jointly, reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Founder shall be required to pay pursuant to this Section 13.21(h)(ii) and/or any other provisions of this Section 13.21(h) shall in no case be greater than the amount of the net proceeds received by such Founder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim.

(iii) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 13.2(h), but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 13.21(h), except to the extent the indemnifying party is materially and actually prejudiced thereby, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Agreement.  In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise, in the reasonable opinion of counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any reasonable expenses therefor.

(iv)       No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(v)       If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 13.21(h)(i) or (ii), then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim, as well as other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 13.21(h)(iv) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 13.21(h)(iv).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.

(vi)       No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 13.21(h) to the contrary, no indemnifying party (other than the Parent) shall be required pursuant to this Section 13.21(h) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 13.21(h)(ii).  The indemnification and contribution required by this Section 13.21(h) shall be made by payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. The indemnification and contribution provided for under this Section 13.21(h) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of any Registrable Securities.

(i)       With a view to making available to the Founders all of the benefits of Rule 144 (or any similar successor rule), the Parent agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 (or any similar successor rule), (ii) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act and the rules and regulations of the SEC adopted thereunder, (iii) furnish to each Founder so long as such Founder owns Registrable Securities, promptly upon request, (A) a written statement by the Parent that it has complied with the current public information requirements of Rule 144 (or any similar successor rule) and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by the Parent and (C) such other information as may be reasonably requested to permit the Founders to sell such securities pursuant to Rule 144 (or any similar successor rule) without registration and (iv) will take such further action as such Founder or Founders may reasonably request to the extent required to enable such Founders to sell Registrable Securities pursuant to Rule 144.

(j)       The Parent may hereafter grant to any Person or Persons the right to request the Parent to register any equity securities of the Parent (the “Subsequent Registration Rights”), or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Founders and such Subsequent Registration Rights may include piggyback rights on any registration and sale of Registrable Securities hereunder.

(k)       The registration rights of any Founder under this Agreement with respect to any Registrable Securities may not be assigned without the prior written consent of the parent except that a Founder may collaterally assign its registration rights with respect to any Registrable Securities that it has pledged as collateral to any bank or other institutional lender that is not an affiliate of any Founder as part of a bona fide arms-length loan transaction.  Upon any such permitted assignment, (i) the Founder shall give the Parent written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (ii) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Parent, to be bound to the same extent and in the same capacity as the Founder by the provisions of this Agreement; and (iii) such assignee shall acknowledge, immediately following such assignment, that the further disposition of such securities by such assignee may be restricted under the Securities Act. In connection with any such transfer the Parent shall, at its sole cost and expense, promptly after such assignment take such reasonable actions as shall be reasonably acceptable to the Founders and such permitted transferee to assure that the Registration Statement and related prospectus are available for use by such permitted transferee for sales of the Registrable Securities in respect of which the rights to registration have been so assigned.  Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Securities Purchase Agreement, or who acquires shares of Common Stock that are not, or upon acquisition cease to be, Registrable Securities, shall have any rights under this Agreement with respect to such shares of Common Stock, and such shares of Common Stock shall not have the benefits afforded hereunder to Registrable Securities.

12. Amendments to Schedules.  Schedule 2.1(c) is hereby deleted and new Schedules 2.1(c)(i), 2.1(c)(ii) and 2.1(c)(iii), in the form attached hereto as Exhibit A, are hereby substituted therefor.

13. Limited Waiver.  The Buyer hereby waives the condition set forth in Section 10.1(f)(i) of the Purchase Agreement regarding delivery of the Updated Most Recent Balance Sheet in connection with the Initial Third Closing and the Interim Third Closing.  The waiver set forth in this paragraph is strictly limited to the Initial Third Closing and the Interim Third Closing and shall not apply to any other Closing under the Purchase Agreement.

14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

15. This Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

16. The Purchase Agreement, the First Amendment and this Amendment constitute the entire agreement among the parties relative to the specific subject matter hereof.  Except as amended hereby and by the First Amendment, the Purchase Agreement remains in full force and effect in accordance with its original terms.  Hereinafter, all references to the Purchase Agreement shall refer to the Agreement as amended hereby and by the First Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

Buyer:                                                                           BLYTH VSH ACQUISITION CORPORATION

By: /s/ Michael S. Novins___________________
     Name:  Michael S. Novins
     Title:  Vice President and General Counsel

Company:                                                                VISALUS HOLDINGS, LLC

By: /s/ Ryan Blair__________________________
     Name:  Ryan Blair
     Title:  President and Chief Executive Officer

Parent:                                                                           BLYTH, INC.

By: /s/ Michael S. Novins___________________
     Name:  Michael S. Novins
     Title:  Vice President and General Counsel

Sellers’ Representative:

Ryan Blair
Ryan Blair
as Sellers’ Representative